UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021 (June 21, 2021)

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 21, 2021, Inspired Entertainment, Inc. (the “Company”) entered into an amendment (the “Addendum”) to the employment agreement between the Company and A. Lorne Weil, the Company’s Executive Chair (the “Executive”), dated as of October 9, 2020 (such agreement, as clarified on April 12, 2021, the “Employment Agreement”). The Employment Agreement, as amended by the Addendum, provides that the Executive agrees to convert his first tranche of Time Based RSUs and first tranche of Adjusted EBITDA Based RSUs to Stock Price Based RSUs by:

a.	Modifying Section 6a2(i)(1) (relating to Time Based RSUs) to decrease the referenced number of Time Based RSUs from 250,000 RSUs to 165,000 RSUs and eliminating the first tranche scheduled to vest on December 31, 2022, as provided in Section 6a2(i)(1)(a);

b.	Modifying Section 6a2(ii)(1) (relating to Adjusted EBITDA Based RSUs) by:

	i.	revising the reference to 250,000 Adjusted EBITDA Based RSUs to 187,500 RSUs; and
	ii.	revising the reference to the year 2021 to 2022;

c.	Increasing the 250,000 Stock Price Based RSUs provided for in Section 6a2(iii)(1) by 147,500 RSUs, thereby increasing the total number of Stock Price Based Shares in that section to 397,500;

d.	Modifying Section 6a2(iii)(2)(a)(iii) (regarding Stock Price Based RSUs) by changing the reference to 85,000 Stock Price Based RSUs to 135,000 RSUs, thereby increasing the number of RSUs subject to the $15.00 vesting threshold by 50,000 of the RSUs being converted from the Sections described above;

e.	Adding a new Section 6a2(iii)(2)(a)(iv) providing that 50,000 Stock Price Based RSUs will vest if the average Closing Price of the Company’s common stock for any consecutive 45 calendar day period following the date of the Addendum shall be not less than $17.50; and

f.	Adding a new Section 6a2(iii)(2)(a)(v) providing that 47,500 Stock Price Based RSUs will vest if the average Closing Price of the Company’s common stock for any consecutive 45 calendar day period following the date of the Addendum shall be not less than $20.00.

The foregoing Addendum was entered into following the receipt of feedback from certain stockholders, and reflects a desire to further align the Executive’s equity incentives with the interests of the Company’s stockholders, while preserving incentives for the Executive to remain with the Company throughout the term of the Employment Agreement and reflecting the Compensation Committee’s desire to preserve the incentive structure of time vesting to incentivize longevity and performance based upon both EBITDA and stock price.

The description of the Addendum set forth above is qualified in its entirety by reference to the full text of the Addendum, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Addendum, effective June, 21, 2021, to the Employment Agreement dated October, 9, 2020 by and between Company and A. Lorne Weil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2021	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
	Name:	Carys Damon
	Title:	General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Addendum, effective June, 21, 2021, to the Employment Agreement dated October, 9, 2020 by and between Inspired Entertainment, Inc. and A. Lorne Weil.